Service Agreement

THIS AGREEMENT is made the 1st day of July 2023 BETWEEN:

PARTIES

(1) **Global Leaders Corporation,** a company incorporated in Nevada, U.S, with its business identification #NV20201857908 (hereinafter referred as "**GLC**")

(2) **Q Shan International Development Ltd,** a company incorporated in Unit 3816, 38/F, Tower 2, Lippo Centre, 89 Queensway, Hong Kong (hereinafter referred as the "**Q Shan**")

RECITALS

(1) **Q Shan** is desirous of engaging the Service Provider to conduct a **One-on-One Coaching for CEO.**

(2) Methodology: One-on-One Coaching

(3) Duration: 1 month, total 3 sessions of 2 hours

NOWS IT IS AGREED as follows:

1. SERVICE FEE

1.1 **Q Shan** shall pay to the Service Provider the sum of HK$30,000 or such other sum as shall become payable at the times and in the manner provided in the terms and conditions of the Agreement.

1.2 **Q Shan** shall not be liable for any expenses, charges, costs, fees other than the Fee as specified or as expressly agreed in writing by the parties.

2. SERVICE PROVIDER'S OBLIGATIONS

2.1 The Service Provider shall provide the Services with reasonable skill, care and diligence commensurate with the nature, size and complexity of the Services, and in conformity with the normal standards of the Service Provider's profession and to the satisfaction of **Q Shan**.

2.2 The Service Provider shall keep **Q Shan** fully and properly informed of all material matters which may require further instruction or direction from **Q Shan** or which may properly be considered as material to the interest of **Q Shan**; and where applicable, inform **Q Shan** on its becoming apparent that the Services need to be varied.

3. DEFAULT

3.1 If the Service Provider fails to carry out all or any of the Services provided for in this Agreement, **Q Shan** may its absolute discretion terminate the whole or any part of this Agreement by notice in writing to the Service Provider, but without prejudice to any claims by **Q Shan** for breach of this Agreement including but not limited to **Q Shan**'s right to assign the balance of the uncompleted Services to another service provider or service providers whereupon the Service Provider shall be liable for any sums do incurred in excess of the Fee.

4. TERMINATION

4.1 The Service Provider warrants that it shall use reasonable care and skill in performing the scope of Services set out in this Agreement. If any part of Services is performed negligently or in breach of the provisions of the Agreement or any law, **Q Shan** may terminate this Agreement at any time by written notice to the Contractor.

4.2 Termination of this Agreement shall be without prejudice to any other rights and remedies of the parties under other provisions of this Agreement or otherwise at law or in equity.

5. INDEMNITY

5.1 The Service provider shall indemnify and hold **Q Shan**, its employee and agents against all claims or any losses or damages which **Q Shan** suffers or incurs as a result of:

(i) any acts or omissions of the Service Provider;

(ii) any claims by any person relating to the supply of the Services or its use by the **Q Shan** or any ither person or any delay or failure to provide the Services;

(iii) a breach by the Service Provider of this Agreement; and

(iv) any unauthorized activity by the Service Provider.

6. CONFIDENTIALITY

6.1 The Service Provider shall not at any time before, during or after the project disclose any confidential information in connection with the Services or concerning **Q Shan** to any third party except with the prior written consent of GLC. Furthermore, they should not release or publish any advertising or publicity materials relating to the Services without the prior written consent of **Q Shan**.

7. **GOVERNING LAW**

7.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereby agree to submit to the jurisdiction of the courts of Hong Kong in relation to any matters arising out of this Agreement.

IN WITNESS WHEREOF, this Agreement has been entered into as of the day, month and year first above written in duplicate.

SIGNED BY: Yip Hoi Hing Peter
President & CEO

____
For and on behalf of
Global Leaders Corporation

SIGNED BY: Yeung Kwong Lung

____
For and on behalf of
Q Shan International Development Ltd

Global Leaders
Corporation
環球鉅人集團

Invoice

Bill To:	Q Shan International Development Ltd	Invoice No.:	GLCDN 2023001
Attn.:	Mr Danny Yeung	Job No. :	J23001
		Client No. :	QSIDL
Email :			
Tel. :	(852) 2729 4113	Issue Date:	11 July 2023
Fax. :	(852)		

Particulars	Unit Price	Total
Re: Professional Fee for One-on-One Coaching for CEO ➢ Duration: 1 month, total 3 sessions of 2 hours		**HKD 30,000-**
This Invoice is due on presentation.	**Total Amount**	**HKD 30,000-**

Payment Methods:

Cheque:

Cheque should be crossed and made payable to "**Global Leaders Corporation**". Please write the name, contact number on the back of the cheque and allow at least 3 days for processing. Post-dated cheque will not be accepted.

Direct Deposit:

Please remit the amount to the following account:

A/C Name:	Global Leaders Corporation
Bank Name:	The Hongkong & Shanghai Banking Corporation Ltd
Bank Address:	No. 1 Queen Road, Central, Hong Kong
Bank Code:	004
A/C No.:	652-389198-001 (HKD) OR 652-389198-838 (RMB/USD)
Swift Code:	HSBCHKHHHKH
Remarks:	Please mail your cheque to Mr Au, Unit 2613-18, 26/F, Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong or Email your Banking deposits slip to saiman.au@globalleaders.com.hk

Global Leaders Corporation

Global Leaders Corporation

The Hongkong and Shanghai Banking Corporation Limited 香港上海滙豐銀行有限公司

1806219312

Hong Kong SAR
香港特別行政區

30 7 2023
Day 日 Month 月 Year 年

Pay 祈付 Global Leaders Corporation

HK dollars 港幣 Thirty Thousand Only

HK $30,000.00 -

Account Payee Only

For and on behalf of
Q SHAN INTERNATIONAL DEVELOPMENT LIMITED

⑈146305⑈ 004⑆817⑆ 185960⑉001⑈

入票易通知書 Cheque Deposit Advice

HSBC 滙豐

戶口資料 Account Information	652-389198-001 GL***L LEA***S C**P
日期及時間 Date and Time	05Aug2023 14:51:07
銀行參考 Bank Reference	588D
存入支票數目 Cheque Accepted	1
金額總數 Total Amount	$30,000.00
客戶備註 Customer Reference	REF:588D 0100
交易狀況 Transaction Status	接納 支票將於下一個結算日處理

The Hongkong and Shanghai Banking Corporation Limited 香港上海滙豐銀行有限公司

30 7 2023

Global Leaders Corporation

Thirty Thousand Only HK $30,000.00

THE HONGKONG AND SHANGHAI

PRIVATE AND CONFIDENTIAL

⑈146305⑈ 004⑆817⑆ 185960⑉001⑈

香港上海滙豐銀行有限公司
The Hongkong and Shanghai Banking Corporation Limited

請看背頁
See reverse side

戶口服務
結餘
總覽
詳情
信貸
預訂現鈔
財務會計服務
查閱商業資料
商業資料更新

商業綜合港元往來
652-389198-838

HKD 港元 9,845.59 管理

交易紀錄 | 結餘圖表 | 結餘詳情 | 電子結單 | 電子通知書

提示 想網上查閱過去60日以上的交易紀錄？ 立即前往滙豐財務數據概覽。

顯示紀錄 最近30日 或 指定日期

日期	詳情	支出	存入	結餘
2023年07月31日	Opening Balance			48,725.48
2023年07月31日	CHARGES HC12373129968968 31JUL	- 5.00		48,720.48
2023年07月31日	FALCON CERTIFIED PUB HC12373129968968 31JUL	- 15,000.00		33,720.48
2023年07月31日	CR TO 817-185960-838 20230731.01 (31JUL23)	- 30,000.00		3,720.48
2023年08月01日	SERVICES CHARGES DOC UMENT COPY	- 400.00		3,320.48
2023年08月07日	REF:588D 0100 CHEQUE DEPOSIT MACHINE		30,000.00	33,320.48
2023年08月08日	TO 652-389198-838 - GOLD/EXCHANGE DEBIT	- 23,474.89		9,845.59